UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2010

PACTIV CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15157	36-2552989
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 West Field Court
Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-2000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 4, 2010, Pactiv Corporation (the “Company”) issued a press release announcing that it commenced tender offers for any and all of its 5.875% Notes due July 15, 2012 in an aggregate principal amount of $250 million (the “2012 Notes”) and any and all of its 6.400% Notes due January 15, 2018 in an aggregate principal amount of $250 million (the “2018 Notes” and, together with the 2012 Notes, the “Notes”) and related consent solicitations. The tender offers and consent solicitations are being conducted in connection with the pending acquisition of Pactiv by Reynolds Group Holdings Limited (“Reynolds Group”). The tender offers and consent solicitations are conditioned on consummation of the merger transaction, which is itself subject to customary closing conditions, including approval by Pactiv’s stockholders and foreign regulatory approvals.
     A copy of the press release regarding the tender offers and consent solicitations is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release dated October 4, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2010	PACTIV CORPORATION

	By:	/s/ Joseph E. Doyle

	Name:	Joseph E. Doyle
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 4, 2010.